                                                                     Exhibit 3.2

                                CERTIFICATE AS TO
                              CORPORATE RESOLUTION
                                       OF
                         POLYDEX PHARMACEUTICALS LIMITED

                            REGISTRATION NO.: 24,178

         I, Sharon L. Wardlaw, Secretary of Polydex Pharmaceuticals Limited, DO HEREBY CERTIFY that the following is a true and correct copy of Resolutions passed by a majority vote of the Shareholders of Polydex Pharmaceuticals Limited (the "Company") at a meeting held on the 19th day of June, 1998:

         RESOLVED:

         1. That the present Article 2 of the Articles of Association of the Company be amended by relettering subsections (d) and (e) to read as subsection (e) and (f), respectfully, and adding the following new Article 2 subsection (d):

                  SHARE CAPITAL:

                  2. (d) The Class B Preferred Shares shall have the following rights and characteristics, that is:

                           1 The Class B Preferred Shares shall bestow upon the holders thereof no rights in respect of dividends, shall bestow no rights in respect of convertibility into any other class of shares and, in winding up of the corporation, shall rank behind both the Class A Preferred Shares and the Common Shares;

                           2 The Class B Preferred Shares shall bestow upon the holders the right of one vote per share, which may be increased to five votes per share upon the consent of the majority of the holders of the Common Shares and the Class B Preferred Shares.

         2. That Article 33 of the Articles of Association of the Company be amended by deleting the second sentence of Article 33 in its entirety and substituting therefor the following new second sentence of Article 33:

                      Except as may be otherwise required by law, a quorum for the transaction of business at any general meeting of the members shall be members present wholly or represented by proxy between them not less than one-third (1/3) of all Common Shares which are issued at the date not more than sixty (60) days prior to the date of the meeting fixed as a record date by the directors and which entitle the holder thereof to vote.

Dated the 20th day of June, 1998.

POLYDEX PHARMACEUTICALS LIMITED

 \s\ Sharon L. Wardlaw
----------------------------------
Sharon L. Wardlaw, Secretary

                            AMENDED CERTIFICATE AS TO
                              CORPORATE RESOLUTION
                                       OF
                         POLYDEX PHARMACEUTICALS LIMITED

                            Registration No.: 24,178

        I, Sharon Wardlaw, Secretary of Polydex Pharmaceuticals Limited, DO HEREBY CERTIFY that the certificate issued by me on the 19th June 1997 contained a clerical error in referring to the par value of the Common Shares and that this Certificate issued in lieu thereof sets out as follows a true and correct copy of resolutions passed by a majority vote of the Shareholders of Polydex Pharmaceuticals Limited (the "Company") at a meeting held on the Nineteenth day of June, 1997:-

        RESOLVED:

        1. That the Articles of Association of the Company be amended by the deletion of the first paragraph of Article 2(a) in its entirety and the substitution thereof of the following first new paragraph of Article 2(a):-

                                SHARE CAPITAL

                2(a) The Capital of the Company is $91,650,000 in the currency of the United States of America divided into 100,000 "A" Preferred Shares of $0.10 par value each, 899,400 "B" Preferred Shares of $0.016 (the 6 recuring) par value each and 4,000,000 Common Shares of $0.016 (the 6 recuring) par value each and such "A" Preferred Shares shall confer upon their holders the following rights, that is:

        2. That the Articles of Association of the Company be amended by the deletion of the first paragraph of Article 53 in its entirety and the substitution thereof of the following new first paragraph of Article 53:

                                  DIRECTORS
                                  ---------

                        Subject as hereinafter provided the Directors shall not
                be less than three nor more than nine in number. The first Directors shall be appointed at the first general meeting of the members and their number shall be within the limits above-mentioned. The Company may by ordinary resolution from time to time increase or reduce the maximum or minimum number of Directors.

Dated the twentieth day of June, 1997.

                         POLYDEX PHARMACEUTICALS LIMITED

                                        By: /s/ Sharon Wardlaw
                                           ----------------------------------
                                           Sharon Wardlaw
                                                Secretary

                     CERTIFIED COPY OF CORPORATE RESOLUTION

                                       OF

                         POLYDEX PHARMACEUTICALS LIMITED

                            Registration No.: 24,178

I, Sarah M. Lobosky, Assistant Secretary of Polydex Pharmaceuticals Limited, DO HEREBY CERTIFY that the following is a true and correct copy of resolutions passed by a majority vote of the Shareholders of Polydex Pharmaceuticals Limited (the "Company") at a meeting held on the Twenty-ninth day of September, A.D., 1995;

RESOLVED:

1. That the authorized share capital of the Company be increased from US$81,650.00 divided into 40,000,000 Common Shares of $0.0016 (the 6 recurring) par value each, 1,000,000 "A" Preferred Shares of $0.01 par value each and 2,994,000 "B" Preferred Shares of $0.0016 (the 6 recurring) par value each to US$91,650.00 divided into 40,000,000 Common Shares of $0.0016 (the 6 recurring) par value each, 1,000,000 "A" Preferred Shares of $0.01 par value each and 8,994,000 "B" Preferred Shares of $0.0016 (the recurring) par value each.

2. That the Articles of Association of the Company be amended by the deletion of the first paragraph of Article 2(a) in its entirety and the substitution therefor of the following new first paragraph of Article 2(a):

SHARE CAPITAL

2 (a) The Capital of the Company is $91,650.00 in the currency of the United States of America divided into 1,000,000 "A" Preferred Shares of $0.01 par value each, 8.994,000 "B" Preferred Shares of $0.0016 (the 6 recurring) par value each and 40,000,000 Common Shares of $0.0016 (the 6 recurring) par value each and such A Preferred Shares shall confer upon their holders the following rights, that is:

Dated the 27th, day of February A.D., 1996.

POLYDEX PHARMACEUTICALS LIMITED

By: Sarah M. Lobosky
Assistant Secretary

                     CERTIFIED COPY OF CORPORATE RESOLUTION
                                       OF
                         POLYDEX PHARMACEUTICALS LIMITED

                            Registration No.: 24,178

I, Sarah M. Lobosky, Assistant Secretary of Polydex Pharmaceuticals Limited, DO HEREBY CERTIFY that the following is a true and correct copy of a resolution passed by a majority vote of the Shareholders of Polydex Pharmaceuticals Limited (the "Company") at a meeting held on Twentieth day of July, A.D., 1994:

RESOLVED THAT the Articles of Association of the Company be amended in the following respects:

1 (a) That the following words be inserted at the end of Article 54 which shall continue:

"...and may determine in what rotation such increased or reduced number is to go out of office."

(b) That Article 66 be re-designed as Article 66A.

(c) That the following new Articles 66B and 66C be inserted after Article 66A:

66B. At the Annual General Meeting to be held in 1994, the Members shall appoint up to one-third of the complement of the Board for one year term, up to one-third of the complement of the Board for a two year term and up to one-third of the complement of the Board for a three year term to the intent that there shall be rotation of the Directors on a three year cycle. Consequently, at the Annual General Meeting to be held in 1995, the Directors appointed in 1994 for one year shall retire and they or their successors shall be reappointed or appointed and the case may be for a three year term; at the annual General Meeting to be held in 1996 the Directors appointed in 1994 for a two year term shall retire and they or their successors shall be reappointed or appointed as the case may be for a three year term; and at the Annual General Meeting to be held in 1997 and in each subsequent year the Director (or Directors, up to one-third of the complement of the Board) who have been longest in office (being those then completing their three year term) shall retire.

66C. Notwithstanding the provisions of Article 66A, a retiring Director shall hold office until the dissolution or adjournment of the meeting at which his successor is elected.

(d) That the following words be inserted at the end of Article 68 which shall continue:

"........and so that where an appointment is made to a casual vacancy the term of the appointment shall not exceed the term for which the predecessor would have held office if he had continued for his full term."

2. That any one director or officer of the Company be and he is hereby authorized and directed to execute and deliver, for and on behalf of the Company, all documents and to do all things necessary or desirable to effect the amendment to the Articles of Association of the Company as described herein, including the execution and delivery of Articles of Amendment in prescribed form to the appropriate regulatory authorities in The Bahamas, and otherwise to effect the implementation of this resolution.

Given under the Common Seal of the
Company of this 26 day of
August 1994;

/s/ Sarah Lobosky
Assistant Secretary

                     CERTIFIED COPY OF CORPORATE RESOLUTION
                                       OF
                         POLYDEX PHARMACEUTICALS LIMITED

                            Registration No.: 24,178

I, Sarah M. Lobosky, Assistant Secretary of Polydex Pharmaceuticals Limited, DO HEREBY CERTIFY that the following is true and correct of resolutions passed by a majority vote of the Shareholders of Polydex Pharmaceuticals Limited (the "Company") at a meeting held on the Thirteenth day of October, A.D. 1993:

RESOLVED:

1. That the capital of the Company be increased from US$64,990.00 divided into 30,000,000 Ordinary shares of $0.0016 each (the 6 recurring), 1,000,000 A preferred shares of $0.001 each and 2,994,000 B preferred shares of $0.0016 each (the 6 recurring) to US$81,650.00 divided into 40,000,000 Ordinary shares of $0.0016 each (the 6 recurring), 1,000,000 A preferred shares of $0.01 each and 2,994,000 B preferred shares of $0.0016 each (the 6 recurring).

2. That the Articles of Association of the Company be amended by the deletion of the first paragraph or Article 2(a) in its entirety and the substitution therefor of the following new first paragraph of Article 2(a):

SHARE CAPITAL

2(a) The Capital of the Company is $81,650.00 in the currency of the United States of America divided into 1,000,000 A Preferred Shares of $0.01 each, 2,994,000 B Preferred Shares of $0.0016 (the 6 recurring) each and 40,000,000 Ordinary Shares of $0.0016 (the 6 recurring) each and such A Preferred Shares shall confer upon their holders the following rights, that is:

Dated the Seventh day of December, A.D., 1993.

POLYDEX PHARMACEUTICALS LIMITED

By: Sarah M. Lobosky,
Assistant Secretary

                     CERTIFIED COPY OF CORPORATE RESOLUTION
                                       OF
                         POLYDEX PHARMACEUTICALS LIMITED

Frank J. Cooney, Secretary of Polydex Pharmaceuticals Limited, does hereby certify that the following is a true and correct copy of a resolution passed by a majority vote of the Shareholders of Polydex Pharmaceuticals Limited (the "Corporation") at a meeting held on August 20, 1990:

BE IT RESOLVED THAT the capital of the Company be increased from US $49,990.00 divided into 21,000,000 Ordinary shares of $0.0016 each (the 6 recurring), 1,000,000 A preferred shares of $0.01 each and 2,994,000 B preferred shares of $0.0016 each (the 6 recurring) to US $64,990.00 divided into 30,000,000 Ordinary shares of $0.0016 each (the 6 recurring), 1,000,000 A preferred shares of $0.01 each and 2,994,000 B preferred shares of $0.0016 each (the 6 recurring).

POLYDEX PHARMACEUTICALS LIMITED

By, Frank J. Cooney, Secretary

(Corporate Seal)

Boynton Beach, Florida
July 22, 1991

                                THE COMPANIES ACT
                        COMPANY LIMITED BY GUARANTEE AND
                      HAVING A CAPITAL DIVIDED INTO SHARES

                               SPECIAL RESOLUTIONS

                                       OF

                         POLYDEX PHARMACEUTICALS LIMITED

At the Annual General Meeting of the Members of the Company duly convened and held at the offices of the Company, Second Floor, 284 Bay Street, Nassau, Bahamas on the 14th day of September, 1987 the following Resolution was duly passed as a Special Resolution:-

RESOLUTION

The Special Resolution attached hereto
as Schedule A was passed,

At an Extraordinary General Meeting of the Members of the Company duly convened and held at the same place on the 30th day of September, 1987 the following Resolution was duly passed as an Ordinary Resolution:-

RESOLUTION

The Special Resolution attached hereto as Schedule A, previously passed, was confirmed.

Dated the 30th day of September, A.D. 1987.

Secretary

SCHEDULE A

Special Resolution Reclassifying the Capital of the Company into Ordinary (Common) and Preferred Shares.

RESOLVED:

1. That the authorized capital of the Company of US$49,990.00 presently divided into 29,994,000 shares of $0.0016 (the 6 recurring) be restructured to comprise more than one class,

2. That the shares in the capital of the Company which are presently issued and outstanding being 14,294,603 in number be classified as Ordinary shares.

3. That the shares in the capital of the Company which are presently unissued being 15,699,397 in number be classified as follows: -

(1) 6,705,397 shares thereof as Ordinary Shares;

(2) 6,000,000 shares thereof as A Preferred Shares; and

(3) 2,994,000 shares thereof as B Preferred Shares.

4. That pursuant to the provisions of Article 18 (b) of the Articles of Association of the Company the said 6,000,000 shares of par value $0.0016 (the 6 recurring) each presently unissued, now classified as A Preferred Shares, be consolidated such that for every 6 shares thereof 1 share of par value $0.01 be obtained,

5. That the Articles of Association of the Company be amended by the deletion of
Article 2 in its entirety and the substitution therefor of the following new Article.

SHARE CAPITAL

2 (a) The capital of the Company is $49,990.00 in the Currency of the United States of America divided into 1,000,000 A Preferred Shares of $0.01 each, 2,994,000 B Preferred Shares of $0.0016 (the 6 recurring) each and 21,000,000 Ordinary Shares of $0.0016 (the 6 recurring) each and such A Preferred Shares shall confer upon their holders the following rights, that is;

1. the right out of the profits of the Company resolved under the Articles of Association to be distributed to a fixed cumulative preferential dividend at the percentage rate per annum on the capital for the time being paid up thereon as shall be determined by resolution of the Board of Directors prior to the issue thereof;

2. the right of ranking in a winding up as regards return of capital and payment of arrears of dividend down to the commencement of the winding up (whether earned or declared or not) in priority to the Ordinary Shares but shall not confer the right to any further participation in profits or assets; and

3. the right, upon terms and conditions to be fixed by the Company's Board of Directors, to convert all or part of their A Preferred Shares into Ordinary Shares of the Company.

And the holder thereof shall be subject to the following, that is

(i) the right of the Company to require the holder to convert part or the whole of A Preferred Shares held by him into Ordinary Shares in accordance with the provisions of the next following paragraph (b) of this Article; and

(ii) the right of the Company to redeem part or the whole of the A Preferred Shares held by him on the terms set out in the next following paragraph (c) of this Article.

(b) The Company shall be entitled from time to time and at any time prior to the commencement of the winding-up of the Company to convert part or the whole of the A Preferred Shares into Ordinary Shares by notice to the holders thereof stating that it thereby converts the number of shares specified in the said notice. The notice shall take effect ten (10) days after same being sent certified mail, return receipt requested, postage prepaid to all holders thereof and thereupon the A Preferred Shares comprised in the notice shall be automatically converted into and thenceforth be called and known as Ordinary Shares which will rank pad passu in all respects with the remaining Ordinary Shares. All rights to the accruing preference dividend on such shares shall be extinguished and the shares shall participate in full in all dividends declared on the Ordinary Shares thereafter except in respect of the financial year immediately preceding the financial year in which the conversion was effected and on the footing that the shares had at all times from and including the commencement of the financial year in which the same were converted Into Ordinary Shares. Forthwith upon any such conversion the Company shall issue to the holder a new certificate for the Shares so converted as Ordinary Shares comprised in the the Certificates required by the notice to be deposited at the office of the Company.

(c) The Company shall be entitled from time to time and at any time prior to the commencement of the winding up of the Company to redeem part or the whole of the A Preferred Shares by notice the holders thereof and on such terms as shall be determined by resolution of the Board of Directors prior to the issue thereof.

(d) Upon any increase of capital the Company is at liberty to issue any new shares with any preferential deferred qualified or special rights, privileges or conditions attached thereto.

(e) the whole of the unissued Shares of the Company for the time being shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the Directors think fit and by resolution prior to their issue shall determine provided that no share shall be issued until it is fully paid.

6. That any one director or officer of the Company be and he is hereby authorized and directed to execute and deliver, for and on behalf of the Company, all documents and to do all things necessary or desirable to effect the amendment to the Articles of Association of the Company as described herein, including the execution and delivery of Articles of Association in prescribed form to the appropriate regulatory authorities in the Bahamas, and otherwise to effect the implementation of this resolution.

                                The Companies Act

                    COMPANY LIMITED BY GUARANTEE AND HAVING A
                          CAPITAL DIVIDEND INTO SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                            POLYDEX CHEMICALS LIMITED

1. In the interpretation of these presents, unless there be something in the subject or context inconsistent therewith:

"The Act: or "the Statute" means The Companies Act of The Bahamas as amended from time to time;
"Special Resolution: and "Extraordinary Resolution" have the meanings assigned thereto respectively by the Act;

"the Directors" means the Directors for the time being;

"the Office" means the registered office for the time being of the Company;

"the Register" means the register of members to be kept pursuant to The Companies Act;

"month" means calendar month;

" in writing" and "written" include printing, lithography and other modes of representing or reproducing words in a visible form. Words importing the singular number only include the plural number and vice versa;

"Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary, and where any person is appointed to act as an Assistant Secretary, shall include such person;

"member" and "shareholder" means a registered holder for the time being of an issued share of the Company and any person, firm or corporation who presents a transfer of shares to the Company for registration or on whose behalf such a transfer is so presented shall be deemed to have agreed to become a member of the Company;

"Treasurer" shall mean any person appointed by the Directors to perform any of the duties of the Treasurer, and where any person is appointed to act as an Assistant Treasurer, shall include such person. Words importing persons include corporations.

SHARE CAPITAL

2. (a) the capital of the Company is fifty thousand dollars ($50,000.00) in the currency of the United States of America divided into five million (5,000,000) shares of a par value of one dollar ($0.01) each, with power to divide the shares in the capital for for the time being into several classes, and to attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions, whether as to voting or otherwise; and (b) the whole of the unissued shares of the Company for the time being shall consist of one class of shares and shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the Directors think fit provided that no share shall be issued until it is fully paid.

SHAREHOLDERS

3. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by the Act required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person and the Company shall not be bound to see the execution of any trust whether express or implied or constructive in respect of any share.

4. If several persons are registered as joint holders of any shares the first named upon the Register shall, as regards service of notices, be deemed the sole owner thereof. Any of such persons may give effectual receipt for dividends.

5. For the purposes of the quorum, joint holders of any voting shares shall be considered as one number.

SHARE CERTIFICATES

6. Every registered holder of any share shall be entitled without payment to receive within two months after allotment or registration of transfer one certificate for all shares of any one class held by such person, or several certificates each for one or more of his shares of any one class. Where a member transfers part only of the shares comprised in the certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu thereof without charge.

7. Share certificates (and the form of share transfer thereon) shall be in such form as the Directors may from time to time approve and may be printed or reproduced on the reverse side of the share certificates for the Class A preference shares of Polydex Chemicals (Canada) Limited. Every certificate shall be issued under the seal of the Company which may be a facsimile and shall be signed by the Chairman of the Board (if any), the Vice-Chairman (if any), the President or a Vice-President and the Secretary or an Assistant Secretary (if any) holding office at the time of signing and notwithstanding any change in the persons holding such offices between the time of actual signing and the issuance of any certificate and notwithstanding that the Chairman of the Board, the Vice-Chairman, the President or Vice-President or Secretary or Assistant-Secretary signing may not have held office at the date of the issuance of such certificate, any such certificate so signed and sealed shall be valid and binding upon the Company. Every certificate shall specify the number of shares to which it relates and shall state that such shares are fully paid. The Company shall not be bound to register more than three persons as the joint holders of any shares (except in the case of executors or trustees or a deceased member) and the Company shall not be bound to issue more than one certificate for a share held jointly by several persons and delivery of a certificate to one joint holder shall be sufficient delivery to all.

8. Notwithstanding the provisions of clause 7 hereof, the signature of the Chairman of the Board, the Vice-Chairman, the President or Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares in the capital of the Company and certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman, the President or Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been signed manually. Where the Company has appointed a transfer agent, the signature of the Secretary or Assistant-Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced and when countersigned by or on behalf of a transfer agent or branch transfer agent, share certificates so signed shall be as valid to all intents and purposes as if they had been signed manually.

9. In case of the defacement, destruction, theft or loss of a certificate for shares held by any shareholder, the fact of such defacement, destruction, theft or loss shall be reported to the Company or to a transfer agent or branch transfer agent of the Company, if any, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with the request for the issuance of a new certificate to replace the one so defaced, destroyed, stolen or lost. Upon giving to the Company, (or if there be a transfer agent and/or branch transfer agent or agent and/or registrar and/or branch registrar or registrars, hereinafter in this paragraph collectively referred to as the "Company's transfer agents and registrars", then to the Company and the Company's transfer agents and registrars) of a bond of a surety company or other security approved by the Directors and in such form as is approved by the Directors or by the Secretary or the Treasurer of the Company indemnifying the Company and the Company's transfer agents and registrars, if any, against all loss, damage or expense to which the Company and/or the Company's transfer agents and registrars, may be put or be liable to by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed, stolen or lost if such issuance is order and authorized by the Chairman of the Board of Directors (if any) or the President or the Secretary or the Treasurer of the Company or by resolution of the Directors.

10. All transfers of shares may be effected by transfer in such form as the Directors may approve.

11. The instrument of transfer of a share shall be executed by the transferor or by the transferor's attorney duly authorized and, if required by the Directors, the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

12. The Directors shall refuse to permit the registration of a transfer of fully paid shares into the name of a transferee where the necessary Exchange Control approval has not been obtained. The Directors may also refuse to permit the registration of a transfer of fully paid shares registered in the name of a member who is indebted to the Company provided that such shares are not at such time listed on a stock exchange located any where in North America and recognized by the law of the country of location.

b) The transfer of shares of the Company shall be restricted in that until Polydex Chemicals (Canada) Limited, a corporation continued under the Canada Business Corporations Act by articles of continuance redeems or purchases for cancellation all the issued and outstanding 8% non-cumulative, redeemable non-voting Class A preference shares without nominal or par value in the capital stock of the said corporation, no transfer or other disposition of any common share of a par value of U.S. $.01 the Company shall be effective unless a simultaneous transfer or disposition is made by the same transferor's to the same transferee of an equal number of Class A preference shares of Polydex Chemicals (Canada) Limited.

13. The Directors may decline to recognize any instrument of transfer, unless the instrument of transfer is deposited at the Office or if there be a transfer agent and/or a branch transfer agent or agents and/or registrar and/or branch registrar or registrars at any of the offices thereof or at such other place or places as the Directors may appoint, accompanied by the certificate for the shares to which the instrument of transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor's to make the transfer and, if the instrument of transfer is executed by an attorney on the transferor's behalf, the authority of the attorney so to do. All instruments of transfer may be retained by the Company following registration.

14. The Directors may by resolution close the Register and the branch register or registers, if any, for a period of time not exceeding forty-eight hours, exclusive of Saturdays and holidays, immediately preceding any meeting of the members.

TRANSMISSION OF SHARES

15. In case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the estate of the deceased where he was a sole or only surviving holder, shall be the only person recognized by the Company as having any title to his interest in the shares.

16. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) may, subject as hereinafter provided, either be registered himself as holder of the share upon giving notice to the Company of his desire to be so registered, or transfer such share to some other person. All the limitations, restrictions and provisions contained herein relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

17. Save as otherwise provided herein, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meeting of the Company until he shall have been registered as a member in respect of the share.

ALTERATION OF CAPITAL

18. The members may by Ordinary Resolution:

a) increase the authorized capital of the Company by the creation of new shares of such amount as may be deemed expedient; all new shares shall be subject to the provisions contained herein with reference to allotment, lien, transfer, transmission and otherwise;

b) consolidate and divide all or any of the share capital into shares of larger amount than its existing share;

c) convert all or any of the paid-up shares into stock and re-convert that stock into paid-up shares of any denomination;

d) subdivide the shares or any of them into shares of smaller amount than is fixed by these Articles of Association, so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

e) cancel any shares belonging to the company (including shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person) and diminish the amount of its share capital by the amount of the shares so cancelled;

f) reduce the shares or the share capital of the Company.

19. When authorized by the Directors, the Company may:
a) accept from any shareholder a donation of his shares without any repayment of capital in respect thereof;

and

    b) notwithstanding subclause 18 (f), purchase or otherwise acquire shares issued by it, provided that the Company shall not make any payment to or otherwise acquire shares issued by it if there are reasonable grounds for believing that:

          (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or

          (ii) the realizable value of the Company's assets would after the payment be less than the aggregate of its liabilities and paid-up capital of all classes.

    c) Notwithstanding subclause 18(f) and subclause 19(b) the Company may purchase or otherwise acquire shares issued by it to

        (i) settle or compromise a debt or claim asserted by or against the Company;

        (ii) eliminate fractional shares; or

        (iii) fulfill the terms of a non-assignable agreement under which the corporation has a option or is obliged to purchase shares owned be a director, an officer or an employee of the Company provided that the Company shall not make any payment to purchase or acquire under this subclause shares issued by it if there are reasonable grounds for believing that

        (iv) the Company is, or would after the payment, be unable to pay its liabilities as they become due; or

        (v) the realizable value of the Company's assets would, after the payment, be less than the aggregate of its liabilities and the amounts required for payment on a redemption or in a liquidation of all shares the holders of which have a right to be paid prior to the holders of the shares to be purchased or acquired. Where the Company accepts from any shareholder a donation of his shares without any repayment of capital in respect thereof or purchases or otherwise acquires any of the Company's shares in accordance with subclauses 19
(b) or 19 (c) above, the Directors may:

        (i) cancel the shares at such time as they determine, in which case the authorized and issued capital of the Company are thereby decreased and these Articles of Association are amended accordingly; or

        (ii) resell the shares at such time and price and on such terms as they determine.

20. The Directors may from time to time at their discretion, raise or borrow or secure the payment of any sum or sums of money on the credit of the Company for the purposes of the Company.

21. The Directors may raise or secure the payment or repayment of such money in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, mortgages, debentures or debenture stock perpetual of otherwise, notes or other obligations of the Company charged upon all or any part of the property of the Company (both present and future).

22. Debentures, debenture stock and other securities may be made assignable, free from any equities, between the Company and the person to whom the same may be issued.

23. The Directors may from time to time authorize one or more directors, officers or employees of the company or other persons, whether connected with the the Company or not, to sign, execute and give on behalf of the Company all documents, agreements and promises necessary or desirable for the purposes set out in sections 20, 21 and 22 and to draw, make, accept, endorse, execute and issue cheques, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments and the same and all renewals thereof or substitution therefor so signed shall be binding upon the Company.

GENERAL MEETINGS OF MEMBERS

24. The first annual general meeting of members shall be held at such time (not being more than twelve months) after the registration of the Company as the subscribers to the Memorandum of Association may determine in the City of Nassau in the Island of New Providence or at such other place as may be prescribed by the subscribers to the Company's Memorandum of Association.

25. Subsequent annual general meetings of the members shall be held in each and every year at such time (within a period of not more than eighteen months after the holding of the last preceding annual general meeting) at the Office of the

Company or at such other place as may be prescribed by the Directors.

26. All other general meetings of the members of the Company are sometimes herein referred to as extraordinary general meetings.

27. The Directors may whenever they think fit, and shall on requisition in accordance with the provisions of the next succeeding paragraph hereof, proceed to convene an extraordinary general meeting.

28. The holders of not less than 5% of the issued shares of the Company that carry the right to vote at a meeting sought to be held may in writing signed by the addressed to the Secretary and sent by registered post to or left at the Office requisition an extraordinary general meeting of the Company and shall specify a resolution or resolutions to be proposed at such extraordinary general meeting as a special resolution or otherwise and may require that a memorandum not exceeding 200 words in length and approved by the requisitions be prepared at the Company's expense and enclosed with each notice of extraordinary general meeting so convened. Upon receipt of the requisition, the Directors shall forthwith call an extraordinary general meeting of the members for the transaction of the business stated in the requisition. If the Directors do no within twenty-one days from the date of the receipt of the requisition call and hold such meeting, any of the requisitionists may call such meeting which shall be held within sixty days from the date of the deposit of the requisition. Any reasonable expenses incurred by the requisitionists by reason of the failure of the Directors to call such meeting shall be paid to the requisitions by the Company.

29. Twenty-one days' notice at the least (exclusive of the day on which it is given and inclusive of the day for which it is given) of all general meetings of members specifying the place, the day and the hour of meeting and in case of special business the general nature of such business shall be given to the members in manner hereinafter mentioned or in such manner, if any, as may be prescribed by the members in general meeting; but the non-receipt of such notice by any member shall not invalidate the proceedings at any meeting.

30. (a) Every notice calling a general meeting shall specify the place and the day and the hour of the meeting and other shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

(b) In the case of an annual general meeting, the notice shall also specify the meeting as such.

(c) In the case of any annual general meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business and in the case of any extraordinary general meeting the notice shall specify the general nature of all of the business to be transacted; and in each case, if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to the effect.

(d) General meetings of members may be held without previous notice if all members entitled to be present are present in person or by proxy or waive notice of such meeting in writing. Any member may waive notice of a general meeting by an instrument in writing signed by him or by telegram, cable or telex before, at or after such meeting.

31. Routine business shall mean and include only business transacted at an annual general meeting of the following general nature, that is to say:

(a) receiving and considering the financial statements and the report of the auditors thereof;

(b) appointing the auditors and fixing the remuneration for the auditors or determining the manner in which such remuneration is to be fixed;

(c) electing or appointing directors.

32. When all members entitled to be present and vote sign either personally or by proxy the minutes of an annual general or an extraordinary general meeting, the same shall be deemed to have been duly held notwithstanding that members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing signed by all the members aforesaid shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

PROCEEDINGS AT GENERAL MEETINGS

33. No business shall be transacted at any general meeting of the members unless a quorum is present. Except as otherwise required by law, a quorum for the transaction of business shall be two persons present and holding or representing by proxy not less than one share each.

34. The Chairman of the Board of Directors, failing whom the Vice-Chairman of the Board of Directors, failing whom the President, failing whom a Vice-President of the Company, shall preside as Chairman at a general meeting. If there be no such Chairman of the Board, Vice-Chairman of the Board, President or Vice-President present at any meeting within fifteen minutes after the time appointed for holding the meeting who is willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the

Directors present decline to take the chair, the members present shall choose one their number) to be Chairman of the meeting.

35. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time and from place to place but no business be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

36. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

37. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by either the Chairman of the meeting or any member present in person or by proxy and entitled to vote. A demand for a poll may be withdrawn. Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

38. If a poll is duly demanded and the demand is not withdrawn, the poll shall be taken in such manner as the Chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman of the Meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

39. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

40. Upon a poll being demanded on any question, the same shall be taken forthwith.

VOTES OF MEMBERS

41. Subject to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holders.

42. Where there are joint registered holders of any share, any one of such persons may vote at any meeting of members, either personally or by proxy, in respect of such share as if he were soley entitled thereto; and if more than one of such joint holders be present at any such meeting personally or by proxy, that one of the said persons so present whose name stands first on the register in respect of such shares shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose sole name any shares stand shall for the purposes of this Article be deemed joint holders thereof.

43. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether a show of hands or on a poll by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by such court, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting.

44. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

45.On a poll votes may be given either personally or by proxy, and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

46. A proxy need not be a member of the Company.

47. Any instrument appointing a proxy shall be in the following form with such variations (if any) as circumstances may require or the Directors may approve:-

"POLYDEX CHEMICALS LIMITED"

"I/We,
"of

"
"a member of the above-named Company, hereby
"appoint
"of
"as my/our proxy to act and vote for me/us on "my/our behalf at the (Ordinary, Extraordinary or "adjourned, as the case may be) Meeting of the "Company to be held on the day of

"and at every adjournment thereof.

"As witness may hand this day of, 19 ."

48. A instrument appointing a proxy must be produced at the meeting or must be left at the office or such other place, if any, as is specified for that purpose in the notice convening the meeting.

49. An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll and shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

50. A vote given in accordance with the terms of an instrument of proxy or of a power of attorney shall not be valid if the appointor shall be present at the meeting but shall be valid notwithstanding the previous death or incapacity of the transfer of the share in the Company in respect of which the vote is given, provided that no intimation in writing of the death, revocation or transfer shall have been received at the office before the meeting.

51. Any corporation which is a member of the Company may by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company.

VARIATION OF RIGHTS

52. Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Act, be varied or abrogated, either with the consent in writing of the holders of three-fourths of the issued shares of the class, or with the sanction of an Extraordinary Resolution passed at a separate general meeting of such holders (but not otherwise), and may be so varied or abrogated whilst the Company is a going concern or in contemplation of a winding-up. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company, or to the proceedings thereat, shall apply mutatis mutandis. The necessary quorum shall be two persons holding or representing by proxy at least one share of the class outstanding each. If at any such separate general meeting a quorum is not present within half an hour of the time appointed the meeting shall stand adjourned until the same day in the next week at the same time and place or to such other day, time and place as the Directors may determine, and at such adjourned meeting of such holders a quorum shall be two persons present holding or representing by proxy at least one share of the class outstanding each. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the terms of issue, be deemed to be modified by the creation or issue of further shares ranking pari passu therewith.

DIRECTORS

53. Subject as hereinafter provided the Directors shall not be less than three nor more than six in number. The first Directors shall be appointed at the first general meeting of the members and their number shall be within the limits above-mentioned. The Company may by ordinary resolution from time to time increase or reduce the maximum or minimum number of Directors.

54. The ordinary remuneration of the Directors shall from time to time be determined by the Directors.

55. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors, or of any committee of the Directors, or general meetings, or otherwise in or about the business of the Company.

56. Any Director who is appointed to any office or to any executive office including the office of President or Vice-President or who serves on any committee or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary or otherwise as the Directors may determine.

57. The Directors shall have power and be deemed always to have had power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to or to any person in respect of any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

58. A Director of the Company who is in any way directly or indirectly interested in a contract or transaction or a proposed contract or transaction with the Company shall disclose the nature and extent of his interest at a meeting of the Directors of the Company. In the case of a proposed contract or transaction, the declaration shall be made at the meeting of the Directors at which the question of entering into the contract or transaction is first taken into consideration or, if the Director is not at the date of that meeting interested in the proposed contract or transaction, at the next meeting of the Directors held after he becomes so interested. In a case where the Director becomes interested in a contract or transaction after it is made, the declaration should be made a the first meeting of the Directors held after he becomes so interested. A general notice given to the Directors of the Company by a director to the effect that he is a shareholder or member of or otherwise interested in any other company or is a member of a specified firm and is to be regarded as interested in any contract or transaction made with such other company or firm, shall be deemed to be a sufficient declaration of interest in relation to a contract or transaction so made, but no such notice is effective unless it is given at a meeting of the Directors, or the Director takes reasonable steps to make sure that it is brought up at the next meeting of the Directors after it is given. If a director has made a declaration of his interest in a contract or transaction or proposed contract or transaction in compliance with this paragraph and has not voted in respect thereof, and if he is acting honestly and in good faith, he is not accountable to the Company or to any of its members or creditors for any profit realized from the contract or transaction, and the contract or transaction, if it is in the best interest of the Company, is not voidable only by reason of holding that office or of the fiduciary relationship established thereby. Notwithstanding anything in this paragraph, a director is not accountable to the Company or to any of its members or creditors for any profit realized from such contract or transaction and the contract or transaction if it is in the best interests of the Company, is not by reason only of his interest therein voidable, if it is confirmed by an Ordinary Resolution of the members duly called for that purpose and if his interest in the contract or transaction is declared in reasonable detail in the notice calling the meeting.

OFFICERS AND EXECUTIVE DIRECTORS

59. The officers of the Company shall consist of a President and Secretary (or one or more Assistant Secretaries) and may also comprise a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, a Treasurer (or one or more Assistant Treasurers) or any combination of the aforesaid offices and such other officers as the Directors may determine. The officers shall be appointed by the Directors and shall hold office at the will of the Directors who may remove an officer at any time. The Directors shall have power from time to time to appoint an officer or officers to fill an office becoming vacant or to appoint an additional officer to a new office.

60. None of the officers (except the Chairman of the Board who must be a Director) need be a member or Director.

61. Any person may hold more than one such office.

62. (a) The officers shall perform such duties as may from time to time be prescribed by the Directors.

(b) The Chairman of the Board, whom failing the Vice-Chairman of the Board, whom failing the President, shall be the chief executive officer of the Company, responsible for carrying out the policy decisions made by the Directors. He shall not originate policy and his powers of executing decisions of the Board shall be collateral with and not to the exclusion of the powers of the Directors.

(c) The Secretary shall convene meetings of the members and Directors and shall attend the meetings and keep minutes thereof. He shall keep the corporate records.

63. (a) The Director may from time to time appoint one or more of their body to be holder of any executive office, including the office of Managing or Joint Managing Director, on such terms and for such period as they may determine.

(b) The appointment of any Director to the office of Managing or Joint Managing Director shall be subject to termination if he ceases from any cause to be a Director, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.

64. The Directors may entrust to and confer upon the Managing Director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

65. The office of a Director shall be vacated in any of the following events, namely:

(a)     If he becomes prohibited by law from acting as a Director.

(b)     If he resigns by writing under his hand left at the Office.

(c) If he becomes bankrupt or has an adjudication order made against him or compounds with his creditors generally.

(d)     If he becomes of unsound mind.

66. The members in annual general meeting shall elect directors to serve on the board of directors until their successors are elected and qualified or until their earlier removal or retirement.

67. The Company may by Ordinary Resolution remove any Director before the expiration of his period of office, notwithstanding any provision of these

Articles or any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement. The Company may by a like resolution appoint another person in place of a Director so removed from office. In default of such appointment the vacancy so arising may be filled by the Directors as a casual vacancy.

68. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

PROCEEDINGS OF DIRECTORS

69. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Meetings of the Directors may be held anywhere in the world. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. It shall be necessary to give two days' notice (exclusive of the day on which it is served or deemed to be served and inclusive of the day for which it is given) of a meeting of Directors to every Director but such notice may be waived by any Director by an instrument in writing signed by him or by telegram, cable or telex before, at or after such meeting.

70. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

71. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or a summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

72. The Directors may choose one of their number to be Chairman of the Board who shall preside at their meetings. In the absence of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any (if he shall be a Director), or in his absence, the President (if he shall be a Director) shall preside at meetings of Directors provided always that nothing shall prevent the Vice-Chairman of the Board or President from being chosen Chairman of the Board. If at any meeting there is no Chairman of the Board or Vice-Chairman of the Board in existence, or if neither the Chairman of the Board nor the Vice-Chairman of the Board nor the President be present within fifteen minutes after the time appointed for the holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

73. A resolution in writing signed by all the Directors shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form, each signed by one more of the Directors.

74. All acts done by any meeting of Directors, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Director, or person acting aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

BORROWING POWERS

75. The Directors may;

(a) borrow money on the credit of the Company;

(b) issue, sell or pledge debt obligations of the Company; or

(c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immovable property of the Company, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Company.

GENERAL POWERS OF DIRECTORS

76. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in forming and registering the Company, and may exercise all such powers of the Company as are not by the Statute or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statue, and such regulations, being not consistent with the aforesaid regulation or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

77. The Directors may from time to time and at any time by power of attorney under the seal appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the Attorney of Attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such Attorney as the Directors may think fit, and may also authorize any such Attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

78. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

79. Contracts, documents or instruments in writing requiring the signature of the Company may be signed by the Chairman of the Board, Vice-Chairman of the Board, the President or a Vice-President or a Director and by the Secretary or another Director and all contracts, documents or instruments in writing so signed shall be binding upon the Company without further authorization or formality. The Directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Company either to sign contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this Article shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

In particular, without limiting the generality of the foregoing, the Chairman of the Board, Vice-Chairman of the Board, the President or a Vice-President or a Director together with the Secretary or another Director are authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Company and to sign and execute (under the seal of the Company or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, bonds, debentures, rights, warrants or other securities.





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
SEAL

80. The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf, and every instrument to which the seal shall be signed by the Chairman of the Board, Vice-Chairman of the Board, President or a Vice-President or a Director and shall be countersigned by the Secretary or another Director.

81. The Company may exercise the powers conferred by the Companies Seals Act (Bahama Islands).

AUTHENTICATION OF DOCUMENTS

82. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authentic ate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents and accounts are elsewhere than at the Office the local manager or other officers of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

83. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of the Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors. Where a resolution purports to have been signed by all of the Directors or by all of the members, as the case may be, the signatures to such resolution are admissible in evidence as prima facie proof of the signatures of such Directors or members, as the case may be, that they purport to represent and are admissible in evidence as a prima facie proof that the signatures to the resolution were of all the Directors or all of the members entitled to vote at meetings of the Directors or members, as the case may be, at the date that the resolution purports to have been signed. Where minutes of all proceedings at a meeting of Directors or shareholders purport to have been signed by the Chairman of the meeting at which the proceedings where had or by the Chairman of the next succeeding meeting, such minutes are admissible in evidence as prima facie proof of the proceedings.





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
CUSTODY OF SECURITIES

84. All securities owned by the Company shall be lodged (in the name of the Company) with a bank or trust company or in a safety deposit box or, if so authorized by a resolution of the Directors, with such other depositaries or in such other manner as may be determined from time to time by the Directors. All securities belonging to the Company may be issued and held in the name of a nominee or nominees of the Company (and if issued or held in the names of more than one nominee shall be held in the name of the nominees jointly with right to survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

DIVIDENDS

85. The Directors may by resolution declare dividends either out of the capital or the profits of the Company.

86. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends of such amounts and on such dates as they think fit.

87. Subject to the provisions of the Statute, where any asset, business or property is bought by the Company as from a past date whether such date be before or after the incorporation of the Company upon the terms that the Company shall as from that date take the profits and bear and losses thereof, such profits or losses may, at the discretion of the Directors, in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalize the same or any part thereof.

88. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

89. The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

90. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

91. The Directors may be resolution declare and pay a dividend in whole or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company or in any one or more such ways; and the Directors may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

92. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto, or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one such persons or to such person at such address as such person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be paid by the bank on which it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

93. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them any give effectual receipts for any dividend or other moneys payable on or in respect of the share.

RESERVE

94. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors shall be applicable for any purpose to which the profits of the Company may properly be applied, and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits.

MINUTES AND BOOKS

95. The Directors shall cause minutes to be made and kept in books to be provided for the purpose:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of Directors and of any committee of Directors;

(c) of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees of Directors.

96. The Directors shall duly comply with the provisions of the Statute and in particular the provisions in regard to keeping a Register of Directors and Managers, a Register of Members, and a Register of mortgages and charges, and in regard to the production and furnishing of copies of such Registers and of any Register of holders of debentures of the Company.

97. Any Register, index, minute book, book of account or other book required by these Articles or the Statutes to be kept by or on behalf of the Company unless required by the Statutes to be kept at the Office may be kept at such place or places as the Directors may from time to time determine and may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating it discovery.

ACCOUNTS

98. (a) The Directors shall cause to be kept proper books of account in which are set out all financial and other transactions of the Company including, without limiting the generality of the foregoing, with respect to:

(i) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(ii) all sales and purchases by the Company;

(iii) the assets and liabilities of the Company;

(iv) all other transactions affecting the financial position of the Company.

(b) For the purposes of the foregoing, proper books of accounts shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books as are necessary to give a true and fair view of state of the Company's affairs and to explain its transactions.

99. The books of account shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to the inspection of the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by statute or authorized by the Directors.

100. The Directors shall at some date not later than eighteen months after the incorporation of the Company and subsequently once at least in every year lay before the Company in general meeting:

(a) financial statements relating to the period covered by the latest completed financial year, and made up of a statement of profit and loss, a statement of surplus and a statement of source and application of funds, made up to a date not earlier than the date of the meeting by more than six months;

(b) a balance sheet as at the end of such period;

and

(c) the report of the auditor to the shareholders. Every statement of profit and loss to be laid before the Company in general meeting shall be drawn up so as to present fairly the results of the operation of the Company for the period covered by the statement. Every statement of surplus to be laid before the Company in general meeting shall be drawn up so as to present fairly the transactions reflected in statement. The statement of source and application of funds to be laid before the Company in general meeting shall be drawn up so as to present fairly the information shown therein for the period. The balance sheet to be laid before the Company in general meeting shall be drawn up so as to present fairly the financial position of the Company as at the date to which it is made up.

101. The Company shall, twenty-one days or more before the date of the general meeting at which the financial statements are to be laid before the Company, send by prepaid mail to each member at his latest address as shown on the Register, a copy of the financial statements and a copy of the auditor's report.

AUDITORS

102. The Company may at each annual general meeting appoint an Auditor or Auditors to hold office from the conclusion of that, until the conclusion of the next annual general meeting. At any annual general meeting a retiring

Auditor, however appointed, shall be re-appointed without any resolution being passed unless:

(a) he is not qualified for re-appointment;

or

(b) a resolution has been passed at that meeting appointing somebody instead of him or providing expressly that he shall not be re-appointed; or

(c) he has given the Company notice in writing of his unwillingness to be re-appointed.

103. The Auditor shall make a report to the members on the accounts examined by him, on every balance sheet and on every statement of profit and loss, statement of surplus and statement of source and application of funds to be laid before the Company in general meeting during his tenure of office, and his report, which shall be open to inspection by any member shall contain statements as to whether in his opinion the financial statements referred to therein present fairly the financial position of the Company and the results of its operations for the period under review in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding period, and shall also contain such statements as he considers necessary:

(a) if he has not obtained all the information and explanations which to the best of his knowledge and belief were necessary for the purpose of his audit;

(b) if in his opinion, proper books of account have not been kept by the Company, so far as appears from his examination of their books, and proper returns adequate for the purpose of his audit have not been received from branches not visited by him;

(c) (i) if the Company's balance sheet and statements of profit and loss, surplus and source and application of funds dealt with by the report are not in agreement with the books of accounts and returns;

(ii) if in his opinion and to the best of his information and according to the explanations given to him, the said accounts do not give the information re-required by these presents in the manner so required and do not give a true and fair view, in the case of the balance sheet, of the state of the Company's affairs as at the date thereof, and in the case of the statements of profit and loss, surplus and source and application of funds, of the information shown therein of the Company for the period dealt with therein.

104. All acts done by any person acting as an Auditor shall as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

105. The Auditor shall be entitled to attend any general meeting and receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him as Auditor.

NOTICES

106. Any notice or document may be sent to or served on any member or Director either personally or by sending it through the post in a prepaid letter or by telegram, cable or, telex addressed to such member or Director at his registered address, or to the address, if any, supplied by him to the Company as his address for the service of notices. Where a notice or other document is served by post, service shall be deemed to be effected at the time when the letter containing the same is posted, and where severed by telegram, cable or telex, when the same is transmitted and in proving such service it shall be sufficient to prove that such notice was properly addressed, and posted or transmitted as the case may be. Provided that, for the purpose of serving notice of any meeting of members of the Company on any member whose address as aforesaid is outside the Bahama Islands, such method of posting is adopted as would in the ordinary course result in such member receiving such notice at such address not less than fourteen days in advance of the date fixed for the meeting but the Company shall not be accountable for any accidental omission by any such member to receive any such notice.

107. In respect of joint holdings all notices shall be given to that one of the joint holders whose name stands first in the Register, and notice so given shall be sufficient notice to all the joint holders.

108. A person entitled to a share in consequence of the death or bankruptcy of a member, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notices, shall be entitled to have served upon him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid, any notice or document delivered or sent by post to, or left at the registered address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt and where or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect to any share registered in the name of such member as sole or joint holder.

109. A member who has not supplied to the Company a registered address or an address for the service of notices shall not be entitled to receive notices from the Company.

WINDING UP

110. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine, how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved.

INDEMNITY

111. Subject to the provisions of the Statute, every Director or officer of the Company or other person who has undertaken or is about to undertake any liability on behalf of the Company or any company controlled by it and their heirs, executors and administrators and estate and effects, respectively, shall from time to time and at all times be indemnified and saved harmless out of the funds of the Company, from and against:

(a) all costs, charges and expenses whatsoever which such Director, officer or other person sustains or incurs in or about any action, suit or proceeding which is brought, commenced or prosecuted against him, for or in respect of any act, deed, matter or thing whatsoever, made, done or permitted by him in or about the execution of the duties of his office or in respect of any such liability;

(b) all other costs, charges and expenses which he sustains or incurs in or about or in relation to the affairs thereof, except such costs, charges or expenses as are occasioned by his own wilfulness, neglect or default. The amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and shall have priority over any claims of the Company or any member.

112. No Director or officer shall be liable for the acts, receipts, neglects, or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by the Company as a result of insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be advanced or invested, or for any loss or damage arising out of the bankruptcy, insolvency or tortious or criminal act or omission of any person with whom any moneys, securities or effects shall be deposited, or for any loss occasioned by an error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of his office or in relation thereto, except the same shall happen through his own dishonesty.

IN WITNESS WHEREOF we, the Subscribers to the Articles of Association have hereunto subscribed our names this 12th day of June A.D. 1979.

Carey Leonard
Carol Ann Weatherford
Joan Mackey
Cypriana Burrows
Donna Wright

Signed by the Subscribers to the Articles of Association in the presence of:

/s/ Sean McWeeney

COMMONWEALTH OF THE BAHAMAS
New Providence

I, Sean McWeeney of Nassau, Bahamas make oath and say that I was present and saw:
Carey Leonard
Carol Ann Weatherford
Joan Mackey
Cypriana Burrows
Donna Wright

all of the said Island of New Providence sign and as and for their Act execute the foregoing Articles of Association dated the 12th day of June A.D. 1979 for the purposes therein mentioned; and that I subscribed my name as the witness to the due execution thereof.

SWORN to this 13th day of June A.D. 1979

Before me,
R.D. Seligman
NOTARY PUBLIC